Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G/A, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G/A, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  November 13, 2026

 First Trust Merger Arbitrage Fund

By: /s/ Joy Ausili

Joy Ausili, Trustee, Vice President and Assistant Secretary

First Trust Capital Management L.P.

By: /s/ Chad Eisenberg

Chad Eisenberg, Chief Operating Officer

First Trust Capital Solutions L.P.

By: /s/ Chad Eisenberg

Chad Eisenberg, Chief Operating Officer

FTCS Sub GP LLC

By: /s/ Chad Eisenberg

Chad Eisenberg, Chief Operating Officer